                                                                   EXHIBIT 10.12

                Amendment to AppSource/ShowCase License Agreement

This amendment is entered into by and between ShowCase Corporation ("Licensee") and AppSource Corporation ("AppSource") sometimes collectively referred to as "the Parties", effective as of March 7, 1997. In consideration of the ongoing beneficial business relationship between the parties, Licensee and AppSource hereby agree that the agreement between the parties dated January 4, 1996 as amended to date (the "Agreement") shall be further amended as follows:

1. Add Section 1.b to read as follows: Wired for the WEB. The product, documentation and Licensee product which relate to this Agreement are in Exhibit A attached to this Agreement.

2.       Section 3 first paragraph to be labeled 3.a.

3. Add Section 3.b to read as follows: AppSource agrees to deliver to Licensee with a copy of WIRED for the WEB under the following schedule:

-------------------------  ---------------  ------------------------------------
Deliverable                    Date Due       Description
-------------------------  ---------------  ------------------------------------
Based Wired Server Code        (*)            Base 8000 lines of code
                                              written in Borland Delphi
                                              used to construct the
                                              foundation layer of the wired
                                              Server.
-------------------------  ---------------  ------------------------------------
Completed Wired Server         (*)            All code associated with the
Code-Beta Version                             Wired Server written in
                                              Borland Delphi against the
                                              Microsoft NT Operating
                                              System
-------------------------  ---------------  ------------------------------------
Completed Wired for The        (*)            Completed front end code
Web                                           capable for running in either
- Java Beta Version                           Microsoft Internet Explorer
                                              v3.0 or greater or Netscape
                                              Navigator v3.0 or greater.
                                              Additional enhancements will
                                              be made in April-May.
-------------------------  ---------------  ------------------------------------

4. Add Section 3.c to read as follows: User interface for Wired For The Web will include the following capabilities:

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
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         o        The ability to work with views already built using Wired For
                  OLAP client/server addition. Views supported will initially include Reports and Charts, but not Forms or Pinboards. Any functions available in a completed Wired For OLAP view built using the client/server version, will be supported in the Wired For The Web software with the exception of fonts. The ability to modify existing views or build new views will be supported.

         o        The ability to graph existing views will be supported.
                  Graphics will be a sub- set of the current charting capabilities in Wired For OLAP including: changing chart types, legends, titles, drill-down aware and swap-pivot.

5. Add Section 4.a-1 to read as follows: Licensee shall maintain non-exclusive rights to market WIRED for the WEB in conjunction with IBM AS/400 midrange computers.

6. 4.b-1 to read as follows: Licensee shall have the right anytime after a one (1) year period commencing on the GA date of the Product to purchase the source code for the Product for use only in conjunction with IBM AS/400 midrange computer for a price equal to (*). In the event that AppSource is acquired, Licensee may purchase the source code for the Product for a price equal to (*). Licensee will own the rights to the source code at no fee in the event of insolvency or bankruptcy.

7. Add Section 5.c to read as follows: Licensee shall translate the WIRED Server code to C++ for use only in conjunction with the AS/400. AppSource still owns the rights to this code and will have the right at any time to purchase the C++ code back from Licensee for (*)

8. Add Section 8.a-1 to read as follows: Licensee will pay a fee equal to (*) as specified in Section 8.b-1 below for an unlimited distribution right of WIRED for the WEB for a period of one year following the general availability of the product by Licensee or eighteen (18) months after delivery of the code, as specified in section 3.b above, by AppSource to Licensee whichever comes first. Licensee may renew the unlimited distribution right of WIRED for the Web on an annual basis according to the following payment schedule: Year 2 $(*); Year 3 $(*); Year 4 $(*); Year 5 $(*). Licensee has the option to pay (*) of AppSource's list price of the Product and not pay the annual licensee fee in years two through five.

9. Add Section 8.b-1 to read as follows: Royalty payments for WIRED for the WEB will be made in four (4) installments in the following order:
         (*) upon the signing of this agreement by both parties, (*) sixty (60) days after delivery of the product to Licensee or when Licensee makes the product general available whichever is earlier, (*) three (3) months after the second payment, (*) six (6) months after the previous payment, for a total royalty payment of (*).

(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
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10.      Add Section 8.b-2 to read as follows: A $(*) late delivery fee will be assessed for each 30 day period in which AppSource fails to deliver the product as specified in Section 3.b above. Said late fee will come in the form of the reduction of the royalty due AppSource under section 8.b-1 above.

11.      Exhibit A will be modified as follows:

         o     Underneath Section 1 - Product, add WIRED for the WEB.
         o Add Section 2.B to read WIRED for the WEB manual in its existing form as delivered to AppSource clients.
         o Change Section 3 to Section 3.A to read ShowCase Analyzer for Microsoft Windows which incorporates the product.
         o Section 3. B to read Analyzer for the WEB for Microsoft Windows which incorporates the product.
         o Change Section 5 - Specifications, to 5.A to read WIRED for OLAP runs under Windows 3.1 or higher minimum 8mb of RAM, minimum 486 based processor.
         o Add Section 5.B to read as follows: WIRED for the WEB runs under Windows '95 or higher minimum 8mb of RAM, minimum 486 based processor.

12. Add Section 14m to read as follows: AppSource acknowledges that Licensee may develop software relating to the Internet and that nothing in this Agreement shall prevent Licensee from developing or marketing such software so long as such software does not infringe the copyrights on the Product.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives on the date first written above.

AppSource                              Licensee


By: /s/ Richard Daley                  By: /s/ John Freund
   ----------------------                 -------------------------------
      Richard Daley                          John Freund
      President                              Vice President, Marketing
      March 7, 1997                          March 7, 1997



(*) Denotes confidential information that has been omitted and filed separately, accompanied by a confidential treatment request, with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.